Exhibit 10.3

STOCK PLEDGE AND SECURITY AGREEMENT

THIS STOCK PLEDGE AND SECURITY AGREEMENT (the "Security Agreement") shall be effective as of the April 25, 2024 (the "Effective Date") by and between Ames National Corporation, an Iowa corporation, (the "Borrower"), Reliance State Bank, an Iowa domestic bank ("RSB"), and Green Belt Bank & Trust, an Iowa domestic bank (the "Secured Party").

WHEREAS, Secured Party has agreed to make a loan to Borrower who shall use all loan proceeds solely for the purpose of financing the Borrower's business operations, including working capital and general corporate purposes (unless specifically consented to the contrary by Lender in writing), as evidenced by that certain Promissory Note (the "Note") and other loan documents dated April 25, 2024, in the aggregate principal amount not to exceed $5,000,000.00 (as amended, supplemented, or otherwise modified from time to time, collectively the "Related Documents"), executed by Borrower in favor of Secured Party, copies of which are attached as "Exhibit A" hereto and incorporated by this reference; and

WHEREAS, a condition to Secured Party's agreement to make the loan is Borrower's pledge and grant of a security interest in certain collateral described below to secure the payment and performance of Borrower's obligations under the Related Documents.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the parties hereto mutually agree as follows:

1.    Definition of "Share" and "Collateral". For purposes of this Agreement, the "Shares" shall mean all shares of Common Stock of RSB owned by or titled in Borrower, whether such shares were previously purchased, currently owned or are currently being purchased by Borrower. The term "Collateral" shall mean the Shares and all dividends, distributions and other amounts of additional securities of RSB to which Borrower (with or without additional consideration) is or becomes entitled to by virtue of its ownership of the Shares or as the result of any corporate reorganization, merger, consolidation, stock split, stock dividend, conversion, preemptive right or other corporate transaction relating to the Shares, and the proceeds thereof.

2.    Pledge of Collateral & Secured Obligations.

a.    To secure the performance of and payment of all obligations under the Related Documents between Borrower and Secured Party, the Borrower hereby pledges, assigns and grants to Secured Party a valid and perfected lien on and security interest in the Collateral now owned or hereafter acquired by Borrower. Contemporaneously with the execution of this Agreement, and subject to the provisions hereof, the Borrower has delivered to Secured Party all certificates evidencing the Shares pledged to Secured Party, and such Shares and corresponding certificate numbers are listed on "Exhibit B" hereto.

b.    The Collateral secures the following secured obligations, as set out under the Related Documents and/or this Agreement as amended from time to time, with respect to the prompt payment of: (i) the principal of and premium, if any, and interest on the loan (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, attorneys' fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary or secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower under or in respect of the Related Documents and this Agreement; and

c.         All other covenants, duties, debts, obligations, and liabilities of the Borrower under or in respect of the Related Documents, this Agreement, or any other document made, delivered, or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership, or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise. All such obligations, covenants, duties, debts, liabilities, sums, and expenses set forth in this Agreement and Section 2 are collectively referred to as the "Secured Obligations."

3.         Perfection of Pledge.

a.    Borrower shall, from time to time, as may be required by Secured Party with respect to all Collateral, take all actions as may be requested by Secured Party to perfect the security interest of Secured Party in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of Section 8-106 of the UCC, Borrower shall take all actions as may be requested from time to time by Secured Party so that control of such Collateral is obtained and at all times held by Secured Party. All of the foregoing shall be at the sole cost and expense of Borrower.

b.    Borrower hereby irrevocably authorizes Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, without the signature of Borrower where permitted by law. Borrower agrees to provide all information required by Secured Party pursuant to this Section 3 promptly to Secured Party upon request.

4.         Covenants.

a.    Affirmative Covenants. Until this Agreement is terminated pursuant to Section 10 hereto, the Borrower agrees that in the event it, by virtue of its ownership of any applicable portion of the Collateral, now is, or hereafter becomes, entitled (with or without additional consideration) to additional securities as the result of any corporate reorganization, merger, consolidation, membership unit split, membership unit dividend, conversion or preemptive right or other corporate transaction relating to the Shares, Borrower shall cause any certificates evidencing Borrower's ownership thereof to be delivered to Secured Party. Borrower agrees that such additional securities shall constitute a portion of the Collateral and be subject to this Agreement in the same manner and to the same extent as the Shares pledged hereby on the date hereof.

b.    Negative Covenants. Until this Agreement is terminated pursuant to Section 10 hereto, the Borrower shall not, without the prior written consent of Secured Party, create, incur, assume or permit to exist any lien, security interest or other encumbrance upon any of the Collateral, whether now owned or hereafter acquired, except the lien and security interest created by this Agreement.

5.         Dividends and Voting Rights.

a.    Secured Party agrees that unless an Event of Default (as set forth under Section 7 below) shall have occurred and be continuing, Borrower may, to the extent the Borrower has such right as a holder of the Collateral, vote and give consents, ratifications and waivers with respect thereto, except to the extent that, any such vote, consent, ratification or waiver would detract from the value thereof as Collateral (excluding dividends paid in the normal course of business, subject to the limitations detailed in paragraph 5c below) or which could be inconsistent with or result in any violation of any provision of the Related Documents or other agreements between Borrower and Secured Party evidencing the Secured Obligations or this Agreement, and from time to time, upon request from the Borrower, Secured Party shall deliver to the Borrower suitable proxies so that the Borrower may cast such votes, consents, ratifications and waivers.

b.    Secured Party agrees that the Borrower may, unless an Event of Default shall have occurred and be continuing, receive and retain all cash dividends and other distributions with respect to the Collateral.

c.    Notwithstanding any other provision of this Agreement or the Related Documents to the contrary, Secured Party and Borrower agree that if an Event of Default shall have occurred: (a) Borrower shall retain cash dividends and/or any other distributions allocated to Borrower with respect to the pledged Collateral prior to such Event of Default and (b) all cash dividends and/or any other distributions allocated to Borrower with respect to the Collateral after such Event of Default shall be held by Borrower in trust for the benefit of the Secured Party.

6.         Representations and Warranties. The Borrower represents and warrants as follows:

a.    The Shares constituting the Collateral have been duly authorized and validly issued, and are fully paid and non-assessable and subject to no options to purchase or similar rights. All information set forth in Exhibit B regarding the Shares is accurate and complete.

b.    At the time the Collateral becomes subject to the lien and security interest created by this Agreement or the Related Documents, the Borrower will be the sole, direct, legal and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the security interest created by this Agreement or the Related Documents.

c.    The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment and performance when due of the Secured Obligations.

d.    Borrower has full power, authority, and legal right to borrower the loan and pledge the Collateral pursuant to this Agreement.

e.    Both this Agreement and the Related Documents have been duly authorized, executed, and delivered by the Borrower and constitutes a legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

f.    No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other entity is required for the borrowing of the loan and the pledge by the Borrower of the Collateral pursuant to this Agreement or for the execution and delivery of the Related Documents and this Agreement by the Borrower or the performance by the Borrower of its obligations thereunder.

g.    The execution and delivery of the Related Documents and this Agreement by the Borrower and the performance by the Borrower of its obligations thereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Borrower or any of its property, or the organizational or governing documents of the Borrower or any agreement or instrument to which the Borrower is party or by which it or its property is bound.

h.    The Borrower has taken all action required on its part for control (as defined in Section 8106 of the UCC) to have been obtained by the Secured Party over all Collateral with respect to which such control may be obtained pursuant to the UCC. No person other than the Secured Party has control or possession of all or any part of the Collateral. Without limiting the foregoing, all certificates, agreements or instruments representing or evidencing the Shares in existence on the date hereof have been delivered to the Secured Party in suitable form for transfer by delivery or accompanied by duly executed undated instruments of transfer or assignment in blank.

7.         Default and Remedies.

a.         The occurrence of any of the following events shall constitute an event of default ("Event of Default") hereunder:

(i)    Borrower's breach of or failure to perform any covenant, warranty, representation, promise or other term of this Agreement or the Related Documents, which breach or failure to perform is not cured by the Borrower within thirty (30) days after written notice of such breach or failure to perform is delivered by Secured Party to the Borrower; or

(ii)    Any Default (as defined in the Note) under the Note or any other instance of default defined under any other Loan Document between Secured Party and Borrower.

b.         Remedies. If an Event of Default shall occur, and during any period in which such Event of Default is continuing, Secured Party, at Secured Party's option, may at any time and from time to time:

(i)    exercise all voting powers pertaining to the Collateral and otherwise act with respect thereto as though Secured Party were the owner thereof; and/or

(ii)    receive all dividends or distributions of any kind whatsoever on all or any of the Collateral; and/or

(iii)    sell, assign and deliver the whole of the Collateral or, from time to time, any part of the Collateral, in accordance with appliable law, including, without limitation, those rights and remedies available to a secured party under the Uniform Commercial Code in effect in the State of Iowa;

(iv)    If any Event of Default shall have occurred and be continuing, the Secured Party may, without any other notice to or demand upon the Borrower, assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Borrower at its notice address as provided in Section 11(e) ten days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. The Borrower hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. The Secured Party shall not be obligated to clean-up or otherwise prepare the Collateral for sale; and/or

(v)         exercise any and all other rights and remedies, or take any actions or execute any instruments or documents available to it under appliable law, including, without limitation, those rights and remedies available to a secured party under the Uniform Commercial Code in effect in the State of Iowa.

Secured Party Appointed as Attorney-in-Fact. With respect to the actions described in each of subsections (i) through (iv) above and other actions specified throughout this Agreement, Borrower and RSB do hereby appoint Secured Party to be the Borrower's true and lawful attorney-in-fact to perform any act, take any action, execute and sign any document, statement, instrument or other writing and to do and perform any and all acts and things required of Borrower under the terms of this Agreement or the Related Documents in the name, place and on behalf of the Borrower, including, without limitation, the execution of endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral. This power of attorney shall be irrevocable until the Note and Related Documents are paid or forgiven in full and shall be deemed to be a power coupled with an interest. Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

c.    Secured Party May Bid. To the extent permitted by applicable law, at any sale made pursuant to Section 7(b)(iii) above, Secured Party may bid for and purchase, free from any right of equity or redemption on the part of Borrower (the same hereby being waived and released by Borrower), any part or all of the Collateral that is offered for sale, and Secured Party, upon compliance with the terms of sale, may hold, retain and dispose of such Collateral without further accountability therefor.

d.    Collateral and/or Proceeds of Sale. The Collateral and/or proceeds of any sale of the whole or any part of the Collateral held by Secured Party under the provisions of this Agreement shall be applied to any outstanding obligations of Borrower under the Note and Related Documents between Secured Party and Borrower.

e.    No Duty of Secured Party. Secured Party shall have no duty to exercise any of the rights, privileges, options or powers or to sell or otherwise realize upon any of the Collateral, as herein authorized, and Secured Party shall not be responsible for any failure to do so or delay in so doing.

f.    Effect of Sale. Any sale of all or any portion of the Collateral pursuant to this Section 7 shall operate to divest all right, title and interest of Borrower to the Collateral which is the subject of any such sale.

g.    Default Notice. Notwithstanding any other provision of the Agreement, or the Related Documents to the contrary, the Secured Party and the Borrower agree the Secured Party shall give not less than thirty (30) days prior written notice to Borrower of any sale of Collateral pursuant to this Section 7. The Borrower and Secured Party hereby mutually agree that such notice is commercially reasonable.

8.    Reasonable Care. Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by Secured Party of any of the rights and remedies hereunder, shall relieve the Borrower from the performance of any obligation on the Borrower's part to be performed or observed in respect of any of the Collateral.

9.    Security Interest Absolute. Borrower hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of Secured Party and liens and security interests hereunder, and all Secured Obligations and Related Documents of the Borrower hereunder, shall be absolute and unconditional irrespective of:

a.	any illegality or lack of validity or enforceability of any Secured Obligation, Loan Document, or any related agreement or instrument;

b.

any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, the Related Documents, or any rescission, waiver, amendment or other modification of the documents evidencing the Secured Obligations, this Agreement or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;

c.

any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations and Related Documents;

d.	any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations and Related Documents;

e.	any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations or Related Documents;

f.	any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Borrower against the Secured Party; or

g.

any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Secured Obligations or Related Documents or this Agreement, or any existence of or reliance on any representation by Secured Party that might vary the risk of Borrower or otherwise operate as a defense available to, or a legal or equitable discharge of, Borrower or any other grantor, guarantor or surety.

10.    Termination of Agreement. This Agreement shall be terminated upon the earlier of: (i) the satisfaction in full of all Borrower's obligations under the Related Documents between Borrower and Secured Party, or (ii) the date, if any, on which Secured Party releases or gives the entire outstanding principal balance of the Note pursuant to the terms of the Note and other Related Documents, or any future obligations between Borrower and Secured Party. Upon termination or release, Secured Party will, at Borrower's sole expense and request, (a) duly assign, transfer and deliver to or at the direction of the Borrower (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of Secured Party, together with any monies at the time held by Secured Party hereunder, and (b) execute and deliver to the Borrower a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

11.    Miscellaneous.

a.    Rights Cumulative. Each and every right, remedy and power granted to Secured Party hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein or available to it at law or in equity. Any failure or delay on the part of Secured Party in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the right of Secured Party thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of rights of Secured Party hereunder shall be deemed to establish a custom or course of dealing or performance between the parties hereto.

b.    Continuing Security Interest; Further Actions. This Agreement shall create a continuing lien and security interest in the Collateral and shall (a) remain in full force and effect until payment and performance in full of the Borrower's current or future obligations to Secured Party, (b) be binding upon the Borrower, its successors and assigns, and (c) inure to the benefit of Secured Party and its successors, transferees and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement or the Related Documents without the prior written consent of Secured Party.

b.    Modification. Any modification or waiver of any provision of this Agreement shall not be effective in any event unless the same is in writing and signed by Secured Party and then, in such circumstances, such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Borrower in any event not specifically required of Secured Party hereunder shall not entitle Borrower to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

c.    Further Assurances. Borrower agrees that at any time, and from time to time, after the execution and delivery of this Agreement, upon the reasonable request of Secured Party and at its expense, Borrower will promptly execute and deliver such further documents and perform such further acts as Secured Party may reasonably request in order to effect fully the purposes of this Agreement and to subject to the security interest created hereby any Collateral intended by the provisions hereof to be covered hereby.

d.    Preservation of Collateral. Borrower agrees that it will warrant, preserve, maintain and defend, at its expense, the right, title and interest of Secured Party in and to the Collateral and all right, title and interest represented thereby against all claims, charges and demands of all persons whomsoever.

e.    Notices. All notices and communications under this Agreement shall be in writing and shall be given as to either party's last known address. A party shall be deemed to have conclusively received notice hereunder on the third day after deposit of written notice in the U.S. mail.

f.    Governing Law. This Agreement shall be governed by the substantive laws of the State of Iowa without regard to conflicts of law principles.

h.    Severability. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provisions and the invalidity of any provisions hereof and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

i.    Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., "pdf' or "tif') format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement constitutes the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

j.    RSB Acknowledgement & Representations and Warranties. RSB acknowledges and agrees to the terms, conditions, and covenants contained in this Agreement and fully understands that Secured Party shall, so long as Borrower's obligations under the Note and Related Documents with Secured Party remain in force, maintain a first priority security interest in the RSB common capital stock subject to this Agreement. RSB additionally represents and warrants that it: 1) shall not issue additional stock without the written consent of Secured Party; 2) that this Agreement does not violate its Articles of Incorporation, Bylaws, or any Shareholder/Buy-Sell Agreement of RSB; and 3) expressly acknowledges and accepts the pledge of Shares under this Agreement.

IN WITNESS WHEREOF, Borrower, Green Belt Bank & Trust, and Reliance State Bank have caused this Agreement to be executed as of the Effective Date.

BORROWER

AMES NATIONAL CORPORATION

By: /s/ John P. Nelson
Name: John P. Nelson

Title: President & Chief Executive Officer

By: /s/ Michael Wilson
Name: Michael Wilson
Title: Executive Vice President & Chief Lending Officer

SECURED PARTY

GREEN BELT BANK & TRUST

By: /s/ Prentice Lofstedt
Name: Prentice Lofstedt

Title: VP/Commercial Lender

RELIANCE STATE BANK

By: /s/ Rick Schreier
Name: Rick Schreier

Title: President & CEO

EXHIBIT A

Related Documents

(See Attached)

EXHIBIT B

Shares & Certificates

(See Attached)

SHARE TRANSFER POWER

For value received, the undersigned transferor (the "Transferor") hereby sells, assigns, and transfers to Green Belt Bank & Trust ("Transferee") all of Transferor's right, title and interest in and to the following shares of common capital stock of Reliance State Bank, an Iowa domestic bank (the "Company"), described as follows:

Certificate Number	Transferor Name	Date Issued	# of Shares
001	Ames National Corporation	4-27-2012	25,440

The undersigned hereby irrevocably appoints the Secretary of the Company as their attorney-in-fact to transfer the aforementioned shares of common stock of the Company to the Transferee on the books and records of the Company, with full power of substitution in the premises.

Dated 4/25/2024

TRANSFEROR:

AMES NATIONAL CORPORATION

By: /s/ John P. Nelson
Name: John P. Nelson

Title: President & Chief Executive Officer

By: /s/ Michael Wilson

Name: Michael Wilson
Title: Executive Vice President & Chief Lending Officer